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                                                                    EXHIBIT 99.1

                               [LIGHTHOUSE LOGO]

                      LIGHTHOUSE FINANCIAL SERVICES, INC.
                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR A SPECIAL MEETING OF STOCKHOLDERS OF
                      LIGHTHOUSE FINANCIAL SERVICES, INC.
                         TO BE HELD ON          , 2003

    The undersigned hereby appoints [            ], and each of them, with full
power of substitution in each, proxies to vote as herein stated on behalf of the
undersigned, at the special meeting of stockholders of Lighthouse on         ,
2003, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

    IMPORTANT -- This Proxy is continued on the reverse side. Please sign and date on the reverse side and return today.

    THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                             DETACH PROXY CARD HERE
 ...............................................................................
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    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS.

1. The proposal to approve and adopt (a) the Agreement and Plan of Merger and Reorganization dated as of January 21, 2003, by and among Lighthouse, SunTrust Banks, Inc. and SunTrust Bank Holding Company, a wholly owned subsidiary of SunTrust, pursuant to which Lighthouse will, upon satisfaction of certain conditions, merge into SunTrust Bank Holding Company, with SunTrust Bank Holding Company surviving the merger as a wholly owned subsidiary of SunTrust, (b) the related plan of merger and (c) the merger.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2.  The election of two directors to our board of directors.

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
[ ]         FOR both nominees listed           [ ]         WITHHOLD AUTHORITY to
            (except as marked to the                       vote for all nominees
            contrary)                                      listed
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                   RICHARD C. MIZER            GEORGE F. REID

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
               LINE THROUGH THE NOMINEES NAME IN THE LIST ABOVE.)

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

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
                                    Dated:                                , 2003
                                            ---------------------------

                                    --------------------------------------------
                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as an executor, corporate officer or in any other representative capacity, please give full title as such.
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